STATE OF New York
COUNTY Of Monroe
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, ROLLA P. HUFF an Executive Officer and Director of Mpower Holding
Corporation, a Delaware Corporation, do constitute and appoint Robert B. Goldberg and
Russell I. Zuckerman my true and lawful attorneys in fact, with full power of substitution, to act individually or jointly, for me in any and all capacities, to sign, pursuant to the requirements of
Section 16 of the Securities Exchange Act of
1934, as amended, any report on Form 4 or Form 5, respecting the securities of Mpower Holding Corporation and any other governing body as required, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney in fact deems appropriate, hereby ratifying and confirming all that said attorney in fact may do or cause to be done by virtue hereof.

The authority of my attorney in fact shall be effective until I expressly revoke it in writing and file same with the Securities and exchange Commission.

I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section
16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said
Section 16, and  that neither Mpower Holding
Corporation nor my attorney in fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of May, 2003.

Signature ROLLA P. HUFF
		ROLLA P. HUFF

ACKNOWLEDGMENT

BEFORE me this 22Nd day of May, 2003, came ROLLA P.
HUFF personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

Russell I. Zuckerman
NOTARY PUBLIC

State of New York
My Commission Expires January 31, 2006